                                                                    Exhibit 99.3


                                                                  EXECUTION COPY




                        SHAREHOLDER GOVERNANCE AGREEMENT

                                      Among

                                  VIVENDI S.A.,

                                   SOFIEE S.A.

                                       AND

                          THE SHAREHOLDERS PARTY HERETO




                            Dated As Of June 19, 2000

                                TABLE OF CONTENTS

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
                                    ARTICLE I
                                   Definitions

SECTION 1.01.  Certain Defined Terms.....................................      2
SECTION 1.02.  Other Definitional Provisions.............................      9
SECTION 1.03.  Methodology for Calculations..............................     10


                                   ARTICLE II
                              Corporate Governance

SECTION 2.01.  Designees to the Board....................................     11
SECTION 2.02.  Committees................................................     14
SECTION 2.03.  Miscellaneous.............................................     16


                                   ARTICLE III
                            Transfer of Voting Shares

SECTION 3.01.  Restrictions on Transfer..................................     17
SECTION 3.02.  Right of First Offer......................................     19
SECTION 3.03.  Permitted Transferees.....................................     22
SECTION 3.04.  Notice of Transfer........................................     22
SECTION 3.05.  Compliance with Transfer Provisions.......................     22


                                   ARTICLE IV
                                   Standstill

SECTION 4.01.  No Acquisitions...........................................     23
SECTION 4.02.  Other Restrictions........................................     23



                                    ARTICLE V
                            Incidental Registrations

SECTION 5.01.  Right To Include Registrable Securities...................     26
SECTION 5.02.  Company's Ability To Postpone.............................     28
SECTION 5.03.  Expenses..................................................     28
SECTION 5.04.  Priority in Incidental Registrations......................     28

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
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
                                   ARTICLE VI
                             Registration on Request

SECTION 6.01.  Request by Holders........................................     29
SECTION 6.02.  Expenses..................................................     30
SECTION 6.03.  Effective Registration Statement..........................     30
SECTION 6.04.  Selection of Underwriters.................................     31
SECTION 6.05.  Priority in Requested Registrations.......................     31
SECTION 6.06.  Company's Ability to Postpone.............................     32
SECTION 6.07.  Holdback Agreements.......................................     33


                                   ARTICLE VII
                             Registration Procedures

SECTION 7.01.  Registration Procedures...................................     33
SECTION 7.02.  Information...............................................     37
SECTION 7.03.  Discontinuance of Disposition.............................     37


                                  ARTICLE VIII
                                 Indemnification

SECTION 8.01.  Indemnification by the Company............................     38
SECTION 8.02.  Indemnification by the Sellers............................     40
SECTION 8.03.  Notices of Claims, Etc....................................     40
SECTION 8.04.  Contribution..............................................     42
SECTION 8.05.  Other Indemnification.....................................     43
SECTION 8.06.  Nonexclusivity............................................     43


                                   ARTICLE IX
                              Term and Termination

SECTION 9.01.  Term......................................................     43


                                    ARTICLE X
                               General Provisions

SECTION 10.01.  Notices..................................................     45
SECTION 10.02.  Counterparts.............................................     46
SECTION 10.03.  Entire Agreement; No Third Party Beneficiaries...........     46
SECTION 10.04.  Governing Law............................................     47
SECTION 10.05.  Severability.............................................     47
SECTION 10.06.  Assignment...............................................     47
SECTION 10.07.  Enforcement..............................................     48
SECTION 10.08.  Titles and Subtitles.....................................     49
SECTION 10.09.  Submission to Jurisdiction; Waivers......................     49
SECTION 10.10.  Form of Securities.......................................     51



                                       ii
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
                                                                            Page
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
SECTION 10.11.  Actions of Shareholders..................................     52
SECTION 10.12.  Prohibited Transfers.....................................     52

                                    SHAREHOLDER GOVERNANCE AGREEMENT, dated as
                           of June 19, 2000 (this "Agreement"), among VIVENDI S.A., a corporation organized under the laws of France ("Vivendi"), SOFIEE S.A., a corporation organized under the laws of France ("Sofiee"), and each of the shareholders party hereto and the trustees party hereto acting for the benefit of trusts that are shareholders (collectively, the "Shareholders").

                  WHEREAS, Vivendi has agreed to merge with and into Sofiee (the "Vivendi Merger") and effect the other Vivendi/Canal Transactions (as defined in the Merger Agreement referred to below), effective as of the Closing (as defined below);

                  WHEREAS following the effectiveness of the Plan of Arrangement (the "Arrangement") contemplated by the Merger Agreement dated as of the date hereof (the "Merger Agreement"), among Vivendi, Sofiee, The Seagram Company Ltd., a corporation organized under the laws of Canada ("Seagram"), and the other parties thereto, upon the terms and subject to the conditions set forth therein, the surviving entity of the Vivendi Merger (such surviving entity being referred to herein as, the "Company") will own 100% of the common shares of Seagram;

                  WHEREAS the Shareholders beneficially own in the aggregate a significant percentage of the issued and outstanding shares of Seagram, and upon completion of the Arrangement, will acquire Voting Shares (as defined below) of the Company;

                  WHEREAS the Shareholders have entered into a Voting Agreement dated as of the date hereof with Vivendi and Canal Plus S.A., pursuant to which each Shareholder will take the actions specified therein; and

                  WHEREAS each of the parties desire to enter into this Agreement in order to establish rights and obligations of the Shareholders as holders of Voting Shares, effective as of the time the Arrangement becomes effective (the "Closing").

                  NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Certain Defined Terms. As used in this
Agreement:

                  "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person. In all instances where a provision of this Agreement by its terms requires a Person to "cause" one of its Affiliates to take or refrain from taking a specified action, in the case of (x) Affiliates that are natural persons and (y) Affiliates that are not Controlled by such Person, such requirement shall be deemed satisfied if such Person uses its reasonable best efforts to cause such action to be taken or not taken by such Affiliate (as applicable).

                  "Agreement" means this Shareholder Governance Agreement, as it may be amended, supplemented, restated or modified from time to time.

                  "Beneficial Owner" or "Beneficially Own" has the meaning assigned to such term in Rule 13d-3 under the Exchange Act and a Person's beneficial ownership of Voting Shares shall be calculated in accordance with the provisions of such Rule.

                  "Board" means the Board of Directors of the Company.

                  "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in France or The City of New York.

                  "Control" (including the terms "Controlled By" and "Under Common Control With"), with respect to the relation ship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a

Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

                  "Current Market Value" means, with respect to any security, the average of the daily closing prices on the principal exchange or market on which such security may be listed or may trade for such security for the 20 consecutive trading days commencing on the 22nd trading day prior to the date with respect to which the Current Market Value is being determined. The closing price for each day shall be the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by such principal exchange or market. In the event such closing prices or bid and asked prices, as applicable, are unavailable, the Current Market Value shall be the Fair Market Value of such security established by a Determination of the Directors.

                  "Designee" means a Family Designee or a Non-Family Designee, as the context requires.

                  "Determination of the Directors" means, with respect to any matter, a determination made on an informed basis and in good faith, on the basis of such relevant factors as the Directors consider, in their judgment, appropriate, by the vote of a majority of the Directors present at a meeting of the Board if a quorum of the Directors is present at such meeting or without a meeting if a majority of all Directors consent thereto in writing.

                  "Director" means any member of the Board.

                  "Encumbrance" means any claim, lien (statutory or other), pledge, hypothecation, option, charge, security interest, encumbrance, mortgage or other rights of third parties of any nature whatsoever.

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

                  "Exchangeable Shares" means the Exchangeable Shares of Vivendi Exchangeco Limited, a wholly owned Canadian subsidiary of the Company, issued as part of or created by the Arrangement and, for purposes of this Agreement, includes the Vivendi Voting Rights (as defined in the Arrangement) related thereto.

                  "Fair Market Value" means, as to any securities or other property, the cash price at which a willing seller would sell and a willing buyer would buy such securities or property in an arm's-length negotiated transaction without time constraints.

                  "Family Designees" means those three of the Initial Designees who are Shareholders, and any replacement designees of such Persons or of any such replacement designee, in each case who is so designated pursuant to Section 2.01(d).

                  "Group" has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

                  "Holder" means (i) any Shareholder or any Permitted Transferee of a Shareholder that is the record holder of Registrable Securities or (ii) any transferee of a Shareholder or Permitted Transferee that is a Significant Transferee at the time of the applicable Transfer to the extent that such transferee was specifically assigned registration rights pursuant to Section 10.06(b).

                  "Incidental Transfer" means any Underwritten Offering, Market Transfer or Private Placement, together with any related or contemporaneous transactions, of Voting Shares representing less than 0.33% of the Company's issued and outstanding Voting Shares.

                  "Initial Period" means the initial four-year term of the Designees on the Board.

                  "Initial Designees" means five members of the Seagram Board of Directors who shall be designated by Seagram in writing to Vivendi, provided that (i) three of such designees shall be Shareholders and (ii) two of such designees shall be selected by the Board of Directors of Seagram from and among the existing members of such Board of Directors as of the date of the Merger Agreement and shall not be Shareholders or their Affiliates.

                  "Initial Voting Shares" means the number of Voting Shares Beneficially Owned by the Shareholders as of the Closing.

                  "Market Transfer" means a sale or other transfer which is effected in accordance with the provisions of Rule 144 under the Securities Act or any successor rule thereto, or a market sale or similar transaction (including a block trade that is not designed to effect a broad distribution) which is effected outside of the United States.

                  "Non-Family Designees" means those two of the Initial Designees who are not Shareholders, and any replacement designees of such Persons or of any such replacement designee, in each case who is so designated pursuant to Section 2.01(d).

                  "Ordinary Shares" means the ordinary shares of the Company, including, without duplication, American Depositary Shares representing such ordinary shares, and any securities issued in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

                  "Permitted Family Transfers" means Transfers of Voting Shares having a Current Market Value (determined for any Transfer on the applicable transfer date) of no more than $100,000,000 in the aggregate, less the Current Market Value (determined for any Transfer on the applicable transfer date) of Transfers (other than pursuant to the Arrangement) of shares of Seagram made in accordance with Section 2 of the Voting Agreement.

                  "Permitted Transferee" means, in respect of any Shareholder or Permitted Transferee, the other Shareholders, lineal descendants of any Shareholder or Permitted Transferee, spouses of any of the foregoing, legal representatives or estates of any of the foregoing, trusts maintained for the benefit of any of the foregoing and/or for charitable foundations or organizations, and corporations, private charitable foundations or other entities Controlled by such Persons or charitable foundations or organizations of which one or more of the foregoing is a director, in each case to the extent such parties agree to be bound by the terms of this Agreement in accordance with
Section 3.03. In addition, any Shareholder shall be a Permitted Transferee of the Permitted Transferees of itself and of the other Shareholders.

                  "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

                  "Private Placement" means one or a series of related privately-negotiated Transfers to any Person or Transfers to any Person pursuant to Rule 144A or Regulation S under the Securities Act or any similar provisions under U.S., Canadian or other foreign law.

                  "Registrable Securities" means any Voting Shares held by a Holder and, in the case of Holders that are not Shareholders of Permitted Transferees, issued as part of the Arrangement. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such Registrable Securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have ceased to be outstanding or (iii) such securities shall have been sold or otherwise Transferred to any Person who is not a Permitted Transferee or a Significant Transferee.

                  "Registration Expenses" means any and all expenses incident to the Company's performance of its obligations under Articles V, VI and VII of this Agreement, including (a) all SEC, provincial securities commissions and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (b) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (c) all printing, messenger and delivery expenses, (d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Article VII, (e) the out-of-pocket fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance, (f) the reasonable fees and disbursements of one counsel selected by Holders holding a majority of the shares being registered in such offering in connection with each such registration or prospectus and (g) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires or if the underwriters so require, and the fees and expenses of any special experts retained by the Company in connection with the requested registration or prospectus, but excluding underwriting discounts, fees or commissions, fees and expenses of counsel for the underwriters (except as otherwise set forth in clause (b) above) and transfer taxes, if any.

                  "Right of First Offer Transfer" means any Transfer other than
(a) any Transfer by a Shareholder so long as, immediately after giving effect to such Transfer, the aggregate amount of Transfers pursuant to this clause (a) does not exceed the number of Voting Shares equal to 2.5% of the issued and outstanding Voting Shares as of the Closing, (b) after the date that Transfers pursuant to clause (a) above have reached the number of Voting Shares equal to 2.5% of the issued and outstanding Voting Shares as of the Closing, any Incidental Transfer or (c) any Transfer pursuant to Section 3.01(a), Section 3.01(b), clause (i) of Section 3.01(d), Section 3.01(e) (other than a Transfer relating to a Foreclosure Event) or Section 3.01(f); provided, however, that any Transfer described in clause (c) of this sentence shall not be deemed to be a Transfer for purposes of calculating the percentages contained in clause (a) and
(b) of this sentence. Notwithstanding the foregoing, any foreclosure by a transferee of a Transfer pursuant to Section 3.01(e) or a Tax Related Transfer or any Transfer pursuant to clause (ii) of Section 3.01(d) shall be deemed a Right of First Offer Transfer.

                  "SEC" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

                  "Securities Act" means the U.S. Securities Act of 1933, as amended.

                  "Significant Transferee" means any Person to which any Transfer has been made that, after giving effect to such Transfer, owns more than 1% of the outstanding Voting Shares.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity controlled by such Person directly or indirectly through one or more intermediaries; provided that for purposes of Article IV, a Person shall be deemed to be "controlled" by another Person if such other Person possesses, directly or indirectly, the power to prohibit the taking of the action in question by such controlled Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

                  "Tax Related Transfer" has the meaning assigned to such term in Section 3.01(g).

                  "Transfer" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or under standing that is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) of, any Voting Shares or any interest in any Voting Shares.

                  "Underwritten Offering" means the sale of Voting Shares for cash in an underwritten public offering or block trade, which, in any case, is designed to effect a broad distribution of such Voting Shares.

                  "Voting Share Equivalents" means any warrants, options, rights or securities convertible into, or exchangeable or exercisable for, Voting Shares.

                  "Voting Shares" means any securities the holders of which are generally entitled to vote for members of the Board, including the Ordinary Shares and the Exchangeable Shares, and any securities issued in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, demerger, exchange or other similar reorganization.

                  SECTION 1.02. Other Definitional Provisions. (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.

The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

                  (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  SECTION 1.03. Methodology for Calculations. For purposes of this Agreement, (x) the Transfer of a Voting Share Equivalent shall be treated as the Transfer of the Voting Shares into which such Voting Share Equivalent can be converted, exchanged or exercised and (y) the conversion, exchange or exercise of a Voting Share Equivalent into Voting Shares and the exchange of Exchangeable Shares into American Depositary Shares or Ordinary Shares shall be deemed to not be a Transfer. For purposes of calculating the amount of outstanding Voting Shares as of any date and the amount of Voting Shares Beneficially Owned by any Person as of any date, the amount of any Voting Shares shall be equal to the number of votes such Voting Shares shall then entitle the holder thereof to cast in an election for members of the Board (assuming that all Voting Shares were voted in such election) and disregarding (x) any Voting Shares held by the Company or its Affiliates and (y) any limitation on the voting rights of the holders of Voting Shares that is dependent on the number of Voting Shares voted). For all purposes hereunder, the Shareholders shall be entitled to rely on the most recent publicly available information regarding the number of outstanding Voting Shares as of any date of determination (unless the Company shall have in fact provided the Shareholders with more updated information). Shareholders who hold Exchangeable Shares shall not be obligated to first exercise the exchange right pertaining thereto in connection with a Right of First Offer Transfer or a request for registration of Registrable Securities hereunder; provided, however, that "Current Market Value", "Offer Price" or "Specified Price", as applicable, for purposes of Section 3.02 shall nonetheless be determined with reference to the Ordinary Shares underlying such Exchangeable Shares if such Ordinary Shares are the securities proposed to be transferred.

                                   ARTICLE II

                              Corporate Governance

                  SECTION 2.01. Designees to the Board. (a) The Company will use its best efforts to cause the election by the shareholders of the Company of each of the Initial Designees to the Board, effective as of the Closing , and their continuation on the Board for the Initial Period (subject to the other provisions of this Article II). Effective as of the Closing and for so long as the Company shall have the obligation to cause the nomination of any Family Designees to the Board, the Company's bylaws shall provide that the Board shall be comprised of no more than 20 members (the "Board Limit"); provided, that the Board Limit shall be reduced to (i) 19 on the first anniversary of the Closing and (ii) 18 on the second anniversary of the Closing; provided, further that, notwithstanding the foregoing, the Board Limit shall be reduced to the extent required by French law or rule on the date on which any French law or rule requiring such a reduction becomes effective (and such bylaw provision shall not be amended without the prior written consent of the Shareholders pursuant to
Section 10.06(c)).

                  (b) Following the completion of the Initial Period, the number of Family Designees shall not exceed the corresponding number set forth in the table below. The number of Family Designees may not increase after a reduction of the number of Family Designees pursuant to the following table and Section 2.01(e).


                                                Percentage of the Initial
              Number of                         Voting Shares Beneficially
          Family Designees                      Owned by Shareholders and
          ----------------                        Permitted Transferees
                                                  ---------------------
                  3                                       > 75%
                  2                         > 50% but less than or equal to 75%
                  1                         > 25% but less than or equal to 50%


                  (c) Following the completion of the Initial Period, (i) the Company shall use its best efforts to cause the continuation on the Board of each of the Family Designees (including by causing the nomination of such individuals for election to the Board, and by using its best efforts to cause the election of such individuals by the shareholders of the Company), subject to the limitations contained in Section 2.01(b) and (ii) the renomination of the Non-Family Designees shall be at the discretion of the Board.

                  (d) In the event that a vacancy in the Board is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of a Family Designee or a Non-Family Designee (during the Initial Period only, solely in the case of Non-Family Designees), the Shareholders (in the case of a Family Designee) and the remaining Non-Family Designee (or, in the event that there is no remaining Non-Family Designee on the Board, the Shareholders (provided that such replacement Non-Family Designee shall not be a Shareholder or an Affiliate of a Shareholder)) (in the case of a Non-Family Designee) shall have the right to designate any Person as a replacement Family Designee or a Non-Family Designee (during the Initial Period only, solely in the case of Non-Family Designees), as the case may be, to fill such vacancy and the Company agrees to use its best efforts to cause such vacancy to be filled as promptly as possible with the replacement Designee. The Company shall not take any action to cause the removal of a Family Designee or a Non-Family Designee (during the Initial Period only, solely in the case of Non-Family Designees) without cause, except pursuant to Section 2.01(e)(ii). Unless the Company otherwise agrees, the Shareholders (in their capacity as shareholders of the Company) shall not, and shall use their best efforts to cause each Family Designee not to, take any action to cause the removal of any Director (other than the Family Designees) with or without cause. The Board will use its best efforts to cause, including by making the necessary proposals to the shareholders of the Company, the Designees to be entitled to directors fees to the same extent as other independent directors of the Company. The Designees will be entitled to be reimbursed by the Company for all reasonable travel and out-of-pocket expenses incurred by the Designees as a result of attending meetings of the Board to the same extent as other independent directors of the Company. For purposes of this paragraph, "cause" shall mean the wilful and continuous failure of a Director to substantially perform such Director's duties to the Company or the wilful engaging by a Director in gross misconduct materially and demonstrably injurious to the Company. Notwithstanding anything to the contrary contained herein, in the event that a Family Designee or a Non-Family Designee (during the Initial Period only, solely in the case of Non-Family Designees) is removed from the Board with or without cause, the Shareholders (in the case of a Family Designee) and the remaining Non-Family Designee (or, in the event that there is no remaining Non-Family Designee on the Board, the Shareholders (provided that such replacement Non-Family Designee shall not be a Shareholder or an Affiliate of a Shareholder)) (in the case of a Non-Family Designee) shall have the right to designate any Person as a replacement Family Designee or a Non-Family Designee (during the Initial Period only, solely in the case of Non-Family Designees), as the case may be.

                  (e) If, at any time, the number of Family Designees exceeds the number of Family Designees to which the Shareholders are entitled pursuant to Section 2.01(b), then:

                  (i) the Shareholders shall use their best efforts to cause a Family Designee or Family Designees, as the case may be, to resign from the Board as promptly as practicable in order to ensure compliance with
         Section 2.01(b);

                  (ii) if a Family Designee or Family Designees, as the case may be, shall not have resigned within three days of the event requiring such resignation, the Company may take or cause to be taken all actions necessary to remove a Family Designee or Family Designees, as the case may be, from the Board and the Shareholders shall vote (and cause each of its Affiliates to vote, if applicable), all Voting Shares Beneficially Owned by it and otherwise take or cause to be taken all actions necessary to remove such Family Designee or Family Designees, as the case may be.

                  SECTION 2.02. Committees. (a) For so long as the Shareholders are entitled to at least two Family Designees pursuant to Section 2.01(b) or the Shareholders and their Permitted Transferees are collectively the largest holder of Voting Shares (other than the Company and its Affiliates), the Shareholders shall have the right to designate the Chairman of the Compensation Committee of the Board, and the Company agrees to cause such designee to be appointed to and maintained in such position.

                  (b) The Company agrees (i) to cause the Chairman of the Compensation Committee of the Company designated by the Shareholders pursuant to
Section 2.02(a) to be appointed and maintained as a member of the Nominating Committee of the Board and (ii) that, during the period the Shareholders have the right to designate the Chairman of the Compensation Committee of the Board, the Nominating Committee of the Board will be responsible for proposing to the Board the nomination of all Directors, other than the Family Designees.

                  (c) For so long as the Shareholders have the right to designate the Chairman of the Compensation Committee of the Board pursuant to
Section 2.02(a), the Shareholders shall also have the right to designate one member of the Audit Committee of the Board, and the Company agrees to cause such designee to be appointed to and maintained in such position.

                  (d) In the event that the Board shall form an executive committee or any other similar committee such that the failure of the Shareholders to participate in such committee would be inconsistent with the purposes of the Board and committee participation rights of the Shareholders provided for under this Agreement, the Shareholders shall also have the right to designate one member of each such committee of the Board, and the Company agrees to cause such designee to be appointed to and maintained in each such position (for so long as the Shareholders have the right to designate the Chairman of the Compensation Committee of the Board pursuant to Section 2.02(a)).

                  (e) In the event that a vacancy in one of the foregoing committee positions is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of a designee of the Shareholders to the committees of the Board pursuant to Section 2.02 (a "Committee Designee"), the Shareholders shall have the right to designate a replacement designee to fill such vacancy and the Company agrees to use its best efforts to cause such vacancy to be filled as promptly as possible with the replacement designee. The Company shall not take any action to cause the removal of a Committee Designee without cause, except pursuant to Section 2.02(f)(ii). Unless the Company otherwise agrees, the Shareholders (in their capacity as shareholders of the Company) shall not, and shall use their best efforts to cause the Committee Designees not to, take any action to cause the removal of any committee member (other than the Committee Designees) with or without cause. The Committee Designees will be entitled to committee member fees to the same extent as other independent committee members of the Company. The Committee Designees will be entitled to be reimbursed by the Company for all reasonable travel and out-of-pocket expenses incurred by the Committee Designees as a result of attending meetings of the applicable committee to the same extent as other independent committee members of the Company. For purposes of this paragraph, "cause" shall mean the wilful and continuous failure of a committee member to substantially perform such member's duties to the Company or the wilful engaging by a committee member in gross misconduct materially and demonstrably injurious to the Company. Notwithstanding anything to the contrary contained herein, in the event that a Committee Designee is removed from the applicable committee with or without cause, the Shareholders shall have the right to designate any Person as a replacement Committee Designee.

                  (f) If, at any time, the Shareholders are not entitled to designate the Chairman of the Compensation Committee of the Board pursuant to
Section 2.02(a), then:

                  (i) the Shareholders shall use their best efforts to cause each Committee Designee to resign from the applicable committee of the Board as promptly as practicable;

                  (ii) if the Committee Designees shall not have resigned within three days of the event requiring such resignation, the Company may take or cause to be taken all actions necessary to remove the Committee Designees from the committees of the Board upon which the Committee Designees may be serving and the Shareholders shall vote (and cause each of its Affiliates to vote, if applicable) all Voting Shares Beneficially Owned by them and otherwise take or cause to be taken all actions necessary to remove the Committee Designees.

                  SECTION 2.03. Miscellaneous. (a) The Company agrees that the number of meetings of the Board and the committees of the Board shall be consistent with the past practice of Vivendi.

                  (b) The Company agrees that one-third of Board meetings and, to the extent practicable, committee meetings each year shall take place in the United States and that all Board meetings and committee meetings will be conducted in English.

                  (c) The Company agrees that (i) all Directors will receive notice of meetings and delivery of materials at substantially the same time and
(ii) documents delivered to American and Canadian Directors shall be in English.

                  (d) The Company agrees that it will not amend its constituent documents or enter into any agreement or arrangement in any manner that (i) would result in the Company being unable to fulfill its obligations hereunder or
(ii) could reasonably be expected to discriminate against any Shareholder or Permitted Transferee by virtue of the size of its holdings of Voting Shares, or its citizenship, residence or other similar criteria.


                                   ARTICLE III

                            Transfer of Voting Shares

                  SECTION 3.01. Restrictions on Transfer. Without the consent of the Company, each Shareholder agrees not to Transfer any Voting Shares Beneficially Owned by such Shareholder (x) prior to the date that is 90 days after the Closing (other than Permitted Family Transfers or pursuant to Section 3.01(b) or Section 3.01(e)) and (y) thereafter, not to make any such Transfer except:

                  (a) to the Company, any of its Affiliates or any assignee of the Company's rights under Section 3.02;

                  (b) to any Permitted Transferee, so long as such Permitted Transferee agrees to be bound by the terms of this Agreement in accordance with Section 3.03 (if not already bound hereby);

                  (c) pursuant to an Underwritten Offering, Market Transfer or a Private Placement, in each case so long as the ultimate purchaser would not (to the transferor's knowledge after reasonable due inquiry) Beneficially Own more than 5% of the then outstanding Voting Shares, after giving effect to such transfer;

                  (d) pursuant to a bona fide third party tender offer or exchange offer which was not induced directly or indirectly by any Shareholder or any Affiliate of any Shareholder and (i) which is approved by the Board or (ii) in circumstances in which it is reasonably likely the Shareholders would be, as a result of not tendering or exchanging, relegated to different consideration than would be available to those shareholders who did tender or exchange, taking into account any provisions thereof (including with respect to proration and any proposed second step or back end transaction (or the absence of such provisions)); provided that, in the case of clause (ii), all conditions to such tender or exchange offer (other than the minimum tender or exchange condition) are reasonably likely to be satisfied or waived at the scheduled expiration date and the minimum tender or exchange condition is reasonably likely to be satisfied or waived at the scheduled expiration date for such offer even if the Shareholders do not tender or exchange; and provided, further, notwithstanding the foregoing, prior to completing a Transfer pursuant to clause (ii) of this Section 3.01(d), the applicable Voting Shares shall have been offered to the Company pursuant to the right of first offer specified in Section 3.02 and no such Transfer shall be permitted if the Company commits to purchase such Voting Shares pursuant to Section 3.02(d) (any such offer, a "Permitted Tender Offer");

                  (e) any Encumbrance on the Voting Shares in connection with bona fide financings with a financial institution, so long as the foreclosure by such financial institution (and any transferee thereof) is subject to the right of first offer specified in Section 3.02 and such financial institution (and any transferee thereof) acknowledges in writing for the benefit of the Company such right of first offer;

                  (f) any Transfer arising as a result of a merger or similar transaction involving the Company; or

                  (g) any Transfer to the extent necessary to satisfy the estimated Canadian federal and provincial tax obligations upon the ultimate Transfer of the Exchangeable Shares during the final year that the Exchangeable Shares remain outstanding (or in any prior year during which the Exchangeable Shares are redeemed or otherwise exchanged for Ordinary Shares (or within the first four months of the following year), other than as a result of a Shareholder retracting against the Company or other redemption caused by the voluntary action of the Shareholders pursuant to the terms of the Exchangeable Shares), so long as such transfer (i) is subject to the right of first offer specified in Section 3.02 and (ii) is not made pursuant to a tender offer or exchange offer (other than a Permitted Tender Offer).

                  A Shareholder shall provide notice to the Company (including the aggregate Current Market Value of all such Transfers) upon the making of any Permitted Family Transfer.

                  SECTION 3.02. Right of First Offer. (a) Any Right of First Offer Transfer by any Shareholder or any Permitted Transferee of the Shareholders (the proposed transferor, the "Transferring Party") will be subject to the right of first offer provisions of this Section 3.02.

                  (b) Prior to effecting any Right of First Offer Transfer, the Transferring Party shall deliver a written notice (the "Offer Notice") to the Company, which Offer Notice shall specify (i) the number or amount and description of the Voting Shares intended to be Transferred, (ii) the applicable exception under Section 3.01 pursuant to which such Transfer is being made and
(iii) if applicable, the Specified Price (as defined below). The Offer Notice shall constitute an irrevocable offer to the Company or its designee, for the period of time described below, to purchase all (but not less than all) of such Voting Shares at (i) the Offer Price (as defined in Section 3.02(c) below), in the case of a Permitted Tender Offer, (ii) the price set by the Transferring Party in the Offer Notice (the "Specified Price"), in the case of a Private Placement, or (iii) the Current Market Value as of the date of the Offer Notice, in all other cases.

                  (c) For purposes hereof, the "Offer Price" shall mean with respect to any Permitted Tender Offer, the final tender offer or exchange offer price offered per Voting Share in such offer, or any other offer announced prior to the scheduled expiration date of the initial offer, if higher, taking into account any provisions thereof with respect to proration and any proposed second step or "back-end" transaction. To the extent the Offer Price consists of consideration other than cash or a publicly traded security for which a closing market price is published for each Business Day (in which case such non-cash portion of the consideration shall be equal to the Current Market Value determined as of the Business Day prior to the announcement of the Permitted Tender Offer), such consideration shall be valued by a determination of a internationally recognized investment bank (selected by the Company and reasonably satisfactory to the Transferring Party) of the Fair Market Value thereof of the consideration being offered per Voting Share, giving effect to any tax benefit that the Transferring Party would have realized by reason of receiving such non-cash consideration. Notwithstanding anything to the contrary contained in this Section 3.02, the time periods applicable to an election by the Company to purchase the offered securities set forth in Section 3.02(d) shall not be deemed to commence until the determination of the investment bank under this Section 3.02(c) has been made; provided that, in no event shall any such election be permitted later than 48 hours prior to the latest time by which Voting Shares shall be tendered in order to be accepted pursuant to such offer or to qualify for any proration applicable to such offer if all conditions to such offer (other than the number of shares tendered) are reasonably likely to be satisfied or waived. The Company agrees to use its reasonable best efforts to cause the determination of the investment bank under this Section 3.02(c) to be made as promptly as practicable.

                  (d) If the Company elects to purchase all of the offered Voting Shares at the price described in Section 3.02(b), it shall give irrevocable notice to the Transferring Party within 24 hours of its receipt of the Offer Notice (or in the case of a Permitted Tender Offer, not later than five Business Days prior to the expiration date of such offer or such later time as permitted by Section 3.02(c)). If the Company shall deliver such a notice, it shall constitute a binding obligation, subject to obtaining any governmental and other similar required approvals and, in the case of a Permitted Tender Offer, all of the conditions to such Permitted Tender Offer being satisfied or waived, to purchase the offered Voting Shares, which notice shall include the date set for the closing of such purchase, which date shall be no later than 15 days following the delivery of such election notice (the "Determination Date"), subject to extension to the extent necessary to obtain required governmental approvals and other required approvals, which the Transferring Party and the Company shall use their respective reasonable best efforts to obtain as promptly as practicable. Notwithstanding the foregoing, such time periods shall not be deemed to commence with respect to any purported notice that does not comply in all material respects with the requirements of this Section 3.02(d). The Company may assign its rights to purchase under this Section 3.02 to any

Person. To the extent that the closing of any such purchase has not occurred by the Determination Date (whether to the Company or an assignee), the Transferring Party may terminate the relevant agreement to sell the Voting Shares to the Company and sell the Voting Shares in accordance with the provisions of Section 3.01.

                  (e) If the Company does not respond to the Offer Notice within the required response time period or elects not to purchase the offered Voting Shares, the Transferring Party shall be free to Transfer the offered Voting Shares in any manner permitted by Section 3.01; provided that (x) such Transfer is closed within 120 days (in the case of a registered Underwritten Offering), 60 days (in the case of a Private Placement) or 30 days (in the case of any other Transfer) after the latest of (A) the expiration of the foregoing required response time periods, or (B) the receipt by the Transferring Party of the foregoing election notice, and (y) the price at which the Voting Shares are Transferred must be equal to or higher than (i) the Offer Price, in the case of a Transfer pursuant to a Permitted Tender Offer (with any non-cash consideration being valued at the same value used to determine the Offer Price), (ii) the Specified Price, in the case of a Private Placement (with any non-cash consideration being valued using the methodology described in the second sentence of Section 3.02(c) (provided that the investment bank shall be selected by the Transferring Shareholder and shall be reasonably acceptable to the Company), and giving effect to any tax benefit that the Transferring Party would have realized by reason of receiving such non-cash consideration), or (iii) the Fair Market Value of such Voting Shares pursuant to a transaction of the type being effected at the time of such Transfer (taking into account any applicable market discounts for such a transaction), in all other cases.

                  SECTION 3.03. Permitted Transferees. Any Permitted Transferee shall be subject to the terms and conditions of this Agreement as if such Permitted Transferee were a Shareholder. Prior to the initial acquisition of Beneficial Ownership of any Voting Shares by any Permitted Transferee, and as a condition thereto, each Shareholder agrees (a) to cause such Permitted Transferees to agree in writing with the Company to be bound by the terms and conditions of this Agreement to the extent described in the preceding sentence and (b) that it shall remain directly liable for the performance by the Permitted Transferees of all obligations of such Permitted Transferees under this

Agreement. To the extent a Permitted Transferee Beneficially Owns Voting Shares and is not an individual, a trust or an estate, and a third party (which is not a Shareholder or a Permitted Transferee) acquires Control of such Permitted Transferee, such acquisition of Control shall be deemed to be a Transfer of the Voting Shares held by such Permitted Transferee subject to the transfer restrictions of Section 3.01 and the right of first offer provisions of Section 3.02, in each case to the extent applicable to a Transfer of Voting Shares.

                  SECTION 3.04. Notice of Transfer. To the extent any Shareholder or any Permitted Transferee shall Transfer any Voting Shares, such Shareholder or Permitted Transferee shall, within three Business Days following consummation of such Transfer, deliver notice thereof to the Company.

                  SECTION 3.05. Compliance with Transfer Provisions. Any Transfer or attempted Transfer of Voting Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Voting Shares as the owner of such Voting Shares for any purpose.

                                   ARTICLE IV

                                   Standstill

                  SECTION 4.01. No Acquisitions. (a) Each Shareholder covenants and agrees with the Company that such Shareholder shall not, and shall cause each of its Affiliates not to, directly or indirectly, acquire, or agree to acquire, by purchase or otherwise, Beneficial Ownership of any Voting Shares or Voting Share Equivalents (except by way of stock dividends, stock reclassifications or other distributions or offerings made available to holders of Voting Shares generally including capital increases) if following any such acquisition the Shareholders and Persons acting in concert with the Shareholders would collectively Beneficially Own more than 10% of the outstanding Voting Shares.

                  (b) Each Shareholder represents and warrants that neither it nor, to its knowledge, any of its Affiliates, Beneficially Own any Voting Shares or Voting Share Equivalents as of the date of this Agreement and agrees that, as of the Closing, except for Ordinary Shares and Exchangeable Shares issued to it pursuant to the Arrangement or Ordinary Shares underlying employee stock options, such Shareholder shall not Beneficially Own any Voting Shares or Voting Share Equivalents.

                  SECTION 4.02. Other Restrictions. Except as expressly set forth in Article II, each Shareholder covenants and agrees with the Company that such Shareholder shall not, and it will cause its Affiliates not to, directly or indirectly, alone or in concert with others, unless specifically requested in writing by the Chief Executive Officer of the Company or by a resolution of a majority of the Directors of the Company, take any of the actions set forth below (or take any action that would require the Company to make an announcement regarding any of the following):

                           (a) effect, seek, offer, engage in, propose (whether publicly or otherwise) or cause or participate in, or assist any other Person to effect, seek, engage in, offer or propose (whether publicly or otherwise) or participate in (other than through the making of any Transfer permitted by the terms of this Agreement):

                                    (i) any acquisition of Beneficial Ownership
                           of Voting Shares which would result in a breach of
                           Section 4.01 of this Agreement;

                                    (ii) any tender or exchange offer, merger,
                           consolidation, share exchange, business combination, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction involving the Company or any material portion of its business or any purchase of all or any substantial part of the assets of the Company or any material portion of its business; or

                                    (iii) any "solicitation" of "proxies" (as
                           such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Section 14a-1(1)(2)(iv) from the definition of "solicitation") with respect to the Company or any of its Affiliates or any action resulting in any Shareholder, any Affiliates of any Shareholder, or such other Person becoming a "participant" in any "election contest" (as such terms are used in the proxy rules of the SEC) with respect to the Company or any of its Subsidiaries;

                  (b) propose any matter for submission to a vote of shareholders of the Company or any of its Affiliates;

                  (c) seek election to, seek to place a representative (other than the Family Designees) on, or seek the removal of, any Director, except pursuant to Section 2.01;

                  (d) grant any proxy with respect to any Voting Shares (other than to a Shareholder, its Affiliates or the Chief Executive Officer of the Company);

                  (e) except as contemplated by this Agreement, execute any written consent with respect to any Voting Shares;

                  (f) form, join or participate in a Group with respect to any Voting Shares or deposit any Voting Shares in a voting trust or subject any Voting Shares to any arrangement or agreement with respect to the voting of such Voting Shares or other agreement having similar effect (in each case except among Shareholders, Permitted Transferees and their respective Affiliates);

                  (g) take any other action to seek to affect the control of the management or Board of the Company or any of its Affiliates, including publicly suggesting or announcing its willingness to engage in or have another Person engage in a transaction that could reasonably be expected to result in a business combination or to increase the ownership percentage of the Shareholders; provided that nothing in this
         Section 4.02(g) shall restrict the manner in which (A) a Shareholder, a Permitted Transferee or any of their respective Affiliates may vote its shares or (B) a Family Designee, Shareholder or Affiliate thereof, may
         (i) vote on any matter submitted to the Board or (ii) participate in deliberations or discussions of the Board or take any other action in his or her capacity as a Director or officer of the Company (so long as such actions do not otherwise violate any other provision of Section
         4.01 or Section 4.02);

               (h) enter into any discussions, negotiations, arrangements or understandings with any Person with respect to any of the foregoing, or advise, assist, encourage or seek to persuade others to take any action with respect to any of the foregoing (in each case except among Shareholders, Permitted Transferees and their respective Affiliates);

               (i) disclose to any Person (other than a Shareholder, Permitted Transferee or their respective Affiliates), or otherwise induce, encourage, discuss or facilitate, any intention, plan or arrangement inconsistent with the foregoing or with the restrictions on transfer set forth in Article III or form any such intention which would result in the Company or any of its Affiliates or any Shareholder or any Affiliates of any Shareholder being required to make any such disclosure in any filing with a Governmental Entity (as defined in the Merger Agreement) or being required to make a public announcement with respect thereto; or

               (j) request the Company or any of its Affiliates, directors, officers, employees, representatives, advisors or agents, directly or indirectly, to amend or waive this Agreement (including this Section 4.02) or the statutes or by-laws (or similar constituent documents) of the Company or any of its Affiliates.


                                    ARTICLE V

                            Incidental Registrations

               SECTION 5.01. Right To Include Registrable Securities. If the Company at any time after 90 days following the Closing proposes to register Ordinary Shares under the Securities Act (other than a registration on Form F-4 or F-8, or any successor or other forms promulgated for similar purposes), for sale for its own account or the account of any other Person, pursuant to a registration statement on which it is permissible to register Registrable Securities for sale to the public under the Securities Act, it will each such time give prompt written notice to each Holder of its intention to do so. Upon the written request of any Holder made within 15 days after the receipt of any such notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof (with the securities that the Company at the time proposes to register) to permit the sale or other disposition by such Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered or qualified for sale; provided that
(a) if, at any time after giving written notice of its intention to register or sell any Ordinary Shares and prior to the effective date of the registration statement or prospectus filed in connection with such registration or sale by way of prospectus, the Company shall determine for any reason not to proceed with the proposed registration of the Ordinary Shares to be sold by it and/or the other applicable Persons, the Company may, at its election, give written notice of such determination to each applicable Holder and, thereupon, shall be relieved of its obligation to register or qualify for sale pursuant to a prospectus any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (b) if such registration involves an Underwritten Offering, all Holders of Registrable Securities requesting to be included in the registration or sale by way of prospectus must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section 5.01 involves an Under written Offering, any Holder of Registrable Securities requesting to be included in such registration or sale by way of prospectus may elect, in writing prior to the effective date of the registration statement or prospectus filed in connection with such registration or sale by way of prospectus, not to register such Registrable Securities in connection with such registration or sell such Registrable Securities pursuant to such sale by way of prospectus; provided, however, that such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration or sale by way of prospectus as to which such withdrawal was made.

               SECTION 5.02. Company's Ability To Postpone. The Company shall be entitled to postpone for a reasonable period of time (but not exceeding a total of 120 days in any 360-day period) the filing of any registration statement or suspend the effectiveness of any registration statement otherwise effecting any registration or permitting any sale by way of prospectus under this Article V, if, upon a Determination of the Directors, the Company concludes that, a registration or sale by way of prospectus of Registrable Securities pursuant to this Article V would materially adversely affect any financing, offering, acquisition or disposition, corporate reorganization or other material transaction involving the Company or any of its Affiliates, or would require premature disclosure thereof. The Company shall promptly give each applicable Holder notice of such conclusion. If the Company shall so postpone the filing of a registration statement or prospectus, the Holders of Registrable Securities requesting registration or sale by way of prospectus thereof pursuant to Section
5.01 shall have the right to withdraw the request for registration or sale by way of prospectus by giving written notice to the Company within 30 days after receipt of the notice of postponement (provided that the Company shall remain responsible for all Registration Expenses incurred in connection therewith).

               SECTION 5.03. Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Article V (whether or not consummated).

               SECTION 5.04. Priority in Incidental Registrations. If a registration pursuant to this Article V involves an Underwritten Offering and the managing underwriter advises the Company that, in its opinion, the number of Registrable Securities requested to be included in such registration or sale by way of prospectus exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the successful marketing of such offering (including the price at which such securities can be sold pursuant thereto), then the Company will include in such registration (a) first, 100% of the securities the Company proposes to sell for its own account, (b) second, up to 100% of the securities requested to be registered by any Holder of the Company pursuant to demand registration rights in any agreement between the Company and such Person, and (c) third, to the extent of the number of Registrable Securities (and securities held by other Persons with similar incidental registration rights) requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of Registrable Securities (and such securities) which the Holders (and such other Persons) have requested to be included in such registration or sale by way of prospectus, such amount to be allocated pro rata among all requesting Holders (and such other Persons) on the basis of the relative number of shares of Registrable Securities then held by each such Holder (or Voting Shares then held by such other Person) (provided that any shares thereby allocated to any such Holder (or such other Person) that exceed such Holder's (or such other Person's) request will be reallocated among the remaining requesting Holders (and such other Persons) in like manner).


                                   ARTICLE VI

                             Registration on Request

               SECTION 6.01. Request by Holders. At any time, and from time to time, after 90 days following the Closing, upon the written request of any Holder requesting that the Company effect the registration under the Securities Act of all or part of the Registrable Securities and specifying the intended method of disposition thereof, the Company shall, as promptly as practicable, use its reasonable best efforts to effect the registration under the Securities Act (including by means of a shelf registration (which the Company shall not be required to keep effective for more than 120 days) pursuant to Rule 415 under the Securities Act (or any successor rule thereto) if so requested and if the Company is then eligible to effect a shelf registration for such disposition) of the Registrable Securities which the Company has been so requested to register so as to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered; provided that the Company shall not be obligated to file a registration statement relating to any request for registration under this Section 6.01 within a period of 180 days after the effective date of any other registration statement or prospectus which included Ordinary Shares of the Holder making such request or its Affiliates under this Section 6.01; provided further that the Company shall not be required to effect more than eight requested registrations pursuant to this Article VI. The Holder providing such notice shall also notify the other Holders, each of which shall be able to request that Voting Shares they Beneficially Own be included as part of such requested registration; provided that during the period commencing on the Closing and ending on the first anniversary of the Closing, the Company shall not be obligated to effect more than one such requested registration.

               SECTION 6.02. Expenses. The Company will pay all Registration Expenses in connection with the registrations of Registrable Securities pursuant to this Article VI (whether or not consummated).

               SECTION 6.03. Effective Registration Statement. A registration requested pursuant to this Article VI will not be deemed to have been effected unless it has become effective; provided that if, within 60 days after it has become effective, the offering of Registrable Securities pursuant to such registration or prospectus is interfered with by any stop order, injunction or other order or requirement of the SEC, any provincial securities commission or other governmental agency or court, such registration or sale by way of prospectus will be deemed not to have been effected.

               SECTION 6.04. Selection of Underwriters. If a requested registration pursuant to this Article VI involves an Underwritten Offering, Holders holding a majority of the shares being registered in such offering shall have the right to select the investment banker or bankers and managers to administer the offering and the method of distribution for the offering, subject to the consent of the Company, which shall not be unreasonably withheld.

               SECTION 6.05. Priority in Requested Registrations. If a requested registration pursuant to this Article VI involves an Underwritten Offering and the managing underwriter advises the Company that, in its opinion, the number of securities requested to be included in such registration or sale by way of prospectus (including securities of the Company or other Persons which are not Registrable Securities) exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the successful marketing of such offering (including the price at which such securities can be sold pursuant thereto), the Company will include in such registration only the Registrable Securities requested to be included in such registration. In the event that the number of Registrable Securities requested to be included in such registration exceeds the number which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of such Registrable Securities to be included in such registration shall be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Registrable Securities then held by each such Holder and requested to be included (provided that any shares thereby allocated to any such Holder that exceed such Holder's request shall be reallocated among the remaining requesting Holders in like manner). In the event that the number of Registrable Securities requested to be included in such registration or sale by way of prospectus is less than the number which, in the opinion of the managing underwriter, can be sold without having the adverse effect referred to above, the Company may include in such registration or sale by way of prospectus the securities the Company (or any other stockholder) proposes to sell up to the number of securities that, in the opinion of the underwriter, can be sold without having the adverse effect referred to above.

               SECTION 6.06. Company's Ability to Postpone. The Company shall be entitled to postpone for a reasonable period of time (but not exceeding a total of 120 days in any 360-day period) the filing of any registration statement or suspend the effectiveness of any registration statement or otherwise effecting any registration or qualifying Registrable Securities for sale by way of prospectus under this Article VI, if, upon a Determination of the Directors the Company concludes that, a registration or sale by way of prospectus of Registrable Securities pursuant to this Article VI would materially adversely affect any financing, offering, acquisition or disposition, corporate reorganization or other material transaction involving the Company or any of its Affiliates, or would require premature disclosure thereof; provided, however, that in any event the Company shall not be required to effect any registration or sale by way of prospectus prior to the termination, waiver or reduction of any reasonable "blackout period" required by the underwriters to be applicable to the Holders or the Company, if any, in connection with any offering (any blackout period described in this proviso not to exceed the shorter of (i) the shortest blackout period applicable to the Company and/or the other holders of securities of the Company selling in the offering giving rise to such blackout period and (ii) 90 days). The Company shall promptly give each applicable Holder notice of such conclusion. If the Company shall so postpone the filing of a registration statement or prospectus or suspend the effectiveness or use of any registration statement or prospectus, the Holders of Registrable Securities requesting registration or sale by way of prospectus thereof pursuant to Section
6.01 shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement or suspension and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration or sale by way of prospectus to which Holders of Registrable Securities are entitled pursuant to Section 6.01 hereof (provided that the Company shall remain responsible for all Registration Expenses incurred in connection therewith).

               SECTION 6.07. Holdback Agreements. Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to effect any requested registration or sale by way of prospectus under Section 6.01 within a period of (i) 7 days prior to or (ii) such number of days as was required by the underwriters (or determined in the good faith judgment of the Board, in the case of a previous offering that was not an Underwritten Offering) (in either event not to exceed 90 days) following the effective date of any other registration statement or prospectus relating to an Underwritten Offering or any other offering of Ordinary Shares (a "Recent Offering"), if, in the opinion of the underwriters of such Recent Offering (or the good faith judgment of the Board, in the case of a Recent Offering that is not an Underwritten Offering), such requested registration or sale by way of prospectus could have an adverse effect on such Recent Offering or the market for the Ordinary Shares.


                                   ARTICLE VII

                             Registration Procedures

               SECTION 7.01. Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as promptly as practicable:

               (a) prepare and, in any event within 60 days after the end of the period within which a request for registration may be given to the Company, file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective;

               (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 120 days (or such shorter period during which the distribution of securities thereunder continues) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (so long as such intended methods of disposition are commercially reasonable); provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish to one counsel selected by the applicable Holders of Registrable Securities covered by such registration statement, copies of all documents proposed to be filed, which documents will be subject to the reasonable review of such counsel;

               (c) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

               (d) use its reasonable best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 7.01(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

               (e) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

               (f) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 7.01(b), of the

        Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller and subject to Section 7.01(b), prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (g) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

               (h) use its reasonable efforts to list or have admitted for trading, as applicable, such Registrable Securities on each securities exchange on which the Ordinary Shares are then listed or traded;

               (i) enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as sellers of a majority of shares of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

               (j) use its reasonable efforts to obtain a "cold comfort" letter or letter from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the applicable Holders shall reasonably request (provided that Registrable Securities constitute at least 25% of the securities covered by such registration statement);

               (k) make reasonably available for inspection by representatives of the sellers of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such sellers or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement (subject to each party referred to in this Section 7.01(k) entering into customary confidentiality agreements in a form reasonably acceptable to the Company and provided that the Company shall not be required to disclose any information which it is prohibited by law or any agreement from disclosing, or which could in its judgment result in a waiver or loss of any attorney-client privilege to which it may be entitled); and

               (l) use its reasonable efforts (taking into account the interests of the Company) to make available members of the Company's management to participate in customary "road show" presentations that may be reasonably requested by the Holders and the managing underwriter in any Underwritten Offering; provided that the participation of such individuals shall not interfere in any material respect with the conduct of their duties to the Company.

               SECTION 7.02. Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

               SECTION 7.03. Discontinuance of Disposition. Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7.01(f), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 7.01(f), and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 7.01(b) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7.01(f) and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 7.01(f).


                                  ARTICLE VIII

                                 Indemnification

                SECTION 8.01. Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Articles V or VI, the Company will, and it hereby does, indemnify and hold harmless, the seller of any Registrable Securities covered by such registration statement and each person who participates as an underwriter in any offering or sale of the Registrable Securities, their directors and officers or general and limited partners (and the directors and officers and general and limited partners thereof), and each other Person, if any, who controls such seller or underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such seller, any such director or officer or general or limited partner or controlling Person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus or a preliminary prospectus, in light of the circumstances under which they are made), and the Company will reimburse each such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified parties for use in the preparation thereof; and provided, further, that the Company will not be liable to any Indemnified Party (including any person controlling such Indemnified Party), who is obligated to deliver a prospectus in transactions in a security as to which a registration statement has been filed pursuant to the Securities Act, under the indemnity agreement in this Section 8.01, with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such Indemnified Party arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission contained in any preliminary prospectus and such Registrable Securities were sold to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (excluding any documents incorporated by reference therein) or of the final prospectus as then amended or supplemented (excluding any documents incorporated by reference therein), whichever is most recent, if the Company has previously furnished copies thereof to such Indemnified Party and such prospectus corrects such untrue statement or omission or alleged untrue statement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any Indemnified Party and shall survive the transfer of such securities by such seller and the termination of this Agreement.

               SECTION 8.02. Indemnification by the Sellers. In the event of any registration of any securities of the Company under the Securities Act pursuant to Article V or VI, each prospective seller of Registrable Securities shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8.01) the Company, all other prospective sellers, and any of their respective directors, officers or general or limited partners, and other Persons, if any, who control the Company or such sellers, as the case may be, within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing; provided, however, that in no event shall the liability of any seller hereunder be greater than the dollar amount of the proceeds received by such seller upon its sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective Affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by such seller and the termination of this Agreement.

               SECTION 8.03. Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article VIII, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Sections 8.01 or 8.02, as the case may be, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which event such indemnified party and any other indemnified party to which such conflict of interest applies shall be reimbursed for the reasonable expenses incurred in connection with retaining one separate legal counsel for all such indemnified parties in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). No indemnifying party will, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement in respect of any such indemnifiable claim, unless any such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party will, without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement in respect of any such indemnifiable claim which the indemnifying party is defending in good faith.

               SECTION 8.04. Contribution. (a) If for any reason the indemnity provided for in this Article VIII is unavailable or is insufficient to hold harmless an indemnified party under this Article VIII, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and of the indemnified party in connection with the actions, statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations; provided, however, that in no event shall the liability of any seller hereunder be greater than the dollar amount of the proceeds received by such seller upon its sale of the Registrable Securities giving rise to such indemnification obligation. The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.04 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               SECTION 8.05. Other Indemnification. Indemnification similar to that specified in Sections 8.01 and 8.02 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal, state or provincial law or regulation or governmental authority other than the Securities Act.

                SECTION 8.06. Nonexclusivity. The obligations of the parties under this Article VIII shall be in addition to any liability which any party may otherwise have to any other party.


                                   ARTICLE IX

                              Term and Termination

               SECTION 9.01. Term. (a) This Agreement shall become effective upon the Closing and prior thereto shall be of no force or effect. If the Merger Agreement shall be terminated in accordance with its terms, this Agreement shall automatically be deemed to have been terminated and shall thereafter be of no force or effect.

               (b) Subject to paragraph (a) above or paragraph (c) and (d) below, the rights and obligations of the Shareholders and the Permitted Transferees of the Shareholders hereunder shall terminate upon the earlier of
(i) the 30th anniversary of the Closing and (ii) the date on which the Shareholders are no longer entitled to designate any Family Designees to the Board pursuant to Section 2.01(b); provided that Articles III and IV of this Agreement shall automatically become effective and reinstated if, within 12 months following the date of termination pursuant to clause (ii) above, the Shareholders and Permitted Transferees Beneficially Own a number of Voting Shares that would have entitled the Shareholders to designate at least one Designee to the Board pursuant to Section 2.01(b) as a result of the acquisition of Voting Shares by any Shareholder or any Permitted Transferee (and shall continue only for so long as such level of ownership continues).

               (c) In addition, the rights and obligations of the Shareholders and their Permitted Transferees under Section 2.03 and Article III and Article IV of this Agreement shall terminate immediately (x) at the time any Person or Group becomes the Beneficial Owner of more than 33% of the Voting Shares or (y) in the event that the Company breaches in any material respect the terms of this Agreement, which such breach is not cured within 10 days after notice of such breach by any Shareholder.

               (d) Notwithstanding anything else to the contrary, the provisions contained in Articles V, VI and VII shall continue so long as there are, and shall terminate when there are no longer, any Registrable Securities. In addition, the rights and obligations of the Company under Section 2.01, 2.02 and
2.03 and Article V, VI and VII of this Agreement shall terminate as to any Shareholder in the event that such Shareholder breaches in any material respect the terms of this Agreement, which such breach is not cured within 10 days after notice of such breach by the Company.

               (e) The provisions of Article VIII shall remain operative and in full force and effect regardless of any termination or expiration of this Agreement.

               (f) Notwithstanding anything to the contrary contained herein, in no circumstances shall Section 10.12 terminate until the earlier of (i) the day after the close of the fifth full taxable year of each Person who entered into a gain recognition agreement described in Section 10.12 following the close of the taxable year of the Closing and (ii) the date on which no gain recognition agreements specified in Section 10.12 are in effect.

                                    ARTICLE X

                               General Provisions

               SECTION 10.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given and received (a) on the date of delivery if delivered personally, or by facsimile upon confirmation of transmission by the sender's fax machine if sent on a Business Day (or otherwise on the next Business Day) or (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

               (i) if to Vivendi or Sofiee (prior to the Closing) and the Company (after the Closing), to:

                      42, avenue de Friedland
                      75380 Paris Cedex 08
                      France
                      Fax: 33-1-7171-1414
                      Attention:  Guillaume Hannezo

                      with a copy to:

                      Cravath, Swaine & Moore
                      Worldwide Plaza
                      825 Eighth Avenue
                      New York, NY 10019-7475
                      Fax:  (212) 474-3700
                      Attention:  Faiza J. Saeed

                      Bredin Prat
                      130 rue du Faubourg
                         Saint-Honore
                      75008 Paris
                      Fax: 33-1-4359-7001
                      Attention: Elena Baxter

               (ii) if to any Shareholder, to the address of such Shareholder specified on the signature page hereto with a copy to:

                      Simpson Thacher & Bartlett
                      425 Lexington Avenue
                      New York, NY 10017-3954
                      Fax: (212) 455-2502
                      Attention: John G. Finley
                                 Brian M. Stadler

                      Goodman Phillips & Vineberg
                      1501 McGill College Avenue
                      26th Floor
                      Montreal, Quebec
                      H3A 3N9
                      Fax: (514) 941-6499
                      Attention: Michael Vineberg

               SECTION 10.02. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

               SECTION 10.03. Entire Agreement; No Third Party Beneficiaries.
(a) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, other than the Voting Agreement.

               (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

               (c) The provisions of this Agreement shall be binding upon and inure to the benefit of the Company upon completion of the Vivendi Merger as the surviving entity of the Vivendi Merger without any action on the part of any party.

               SECTION 10.04. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to applicable principles of conflict of laws, except to the extent the substantive laws of France are mandatorily applicable under French law.

               SECTION 10.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

               SECTION 10.06. Assignment; Amendments. (a) Except as provided in
Section 3.02(d), Section 3.03 and Section 10.06(b) and (c), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns. If the Company assigns its rights to purchase under Section 3.02(d), the Company shall guarantee the purchase obligations of its assignee.

               (b) If a Shareholder or a Permitted Transferee transfers Voting Shares to a Significant Transferee and in connection therewith specifically assigns, in whole or in part, to such Significant Transferee registration rights under this Agreement (and such Significant Transferee agrees to be bound to the applicable registration rights provisions of this Agreement), such Significant Transferee shall thereafter have the rights and obligations of a "Holder" under this Agreement with respect to such Voting Shares (and the Shareholders and their Permitted Transferees shall be entitled to assign such rights hereunder without the consent of any other party hereto); provided, however, that no assignment of any rights under Article VI may be made to any Significant Transferee unless such Significant Transferee Beneficially Owns, after giving effect to such Transfer, at least 3% of the outstanding Voting Shares.

               (c) No amendment to this Agreement shall be effective unless it shall be in writing and (i) prior to the Closing, signed by Vivendi, Sofiee and each of the Shareholders and (ii) after the Closing, signed by the Company and Shareholders holding a majority of the Voting Shares held by the Shareholders at such time, except no such amendment shall affect a Shareholder disproportionately when compared to other Shareholders without the consent of such Shareholder.

               SECTION 10.07. Enforcement. (a) Each of the Company and each Shareholder acknowledges that the other party would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of the other party in this Agreement were not performed in accordance with its terms, and it is therefore agreed that each of the Company and each Shareholder, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach and enforcing specifically the terms and provisions hereof, and each of the Company and each Shareholder hereby waives any and all defenses they may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.

               (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

               SECTION 10.08. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

               SECTION 10.09. Submission to Jurisdiction; Waivers. The Company and each of the Shareholders irrevocably consents to the exclusive jurisdiction and venue in the United States District Court for the Southern District of New York and in the courts hearing appeals therefrom unless no federal subject matter jurisdiction exists, in which event, the Company and each of the Shareholders irrevocably consents to the exclusive jurisdiction and venue in the Supreme Court of the State of New York, New York County, and in the courts hearing appeals therefrom, for the resolution of any dispute, action, suit or proceeding arising out of or relating to this Agreement. The Company and each of the Shareholders hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section, that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. The Company and each of the Shareholders hereby respectively appoints Cravath, Swaine & Moore and Simpson Thacher & Bartlett at their respective offices in New York, New York (each a "Process Agent"), as the designees, appointees and agents of the Company and the Shareholders, respectively, to receive, for and on such parties' behalf, service of process in such jurisdiction in any legal action or proceeding with respect to this Agreement and such service shall be deemed complete upon delivery thereof to the applicable Process Agent; provided, that in the case of any such service upon a Process Agent, the party effecting such service shall also deliver a copy thereof to the party who designated such Process Agent in the manner provided in Section 10.01. Each party shall take all such action as may be necessary to continue said appointment in full force and effect or to appoint another agent so that it will at all times have an agent for service of process for the above purposes in New York, New York. The Company and each of the Shareholders further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered airmail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. The Company and each of the Shareholders expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of New York and of the United States of America; provided, that each such party's consent to jurisdiction and service contained in this Section is solely for the purpose referred to in this Section and shall not be deemed to be a general submission to said courts or in the State of New York other than for such purpose.

               SECTION 10.10. Form of Securities. (a) All Voting Shares held by the Shareholders that are not certificated shall be held in the form of nominatif pur in accordance with French law. Upon request, the Company will provide any Shareholder with certificated Voting Shares, in lieu of a corresponding number of Voting Shares held in the form of nominatif pur, to the extent such Shareholder makes such a request in connection with a Transfer permitted by Section 3.01(e).

               (b)(i) In the case of Voting Shares that are certificated, upon original issuance thereof, and until such time as the same is no longer required hereunder or under the applicable requirements of the Securities Act or applicable state securities or "blue sky" laws, any certificate issued representing any Voting Shares held by each Shareholder or any Permitted Transferee (including all certificates issued in exchange thereof or in substitution therefor) shall bear the following legends:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VOTING AGREEMENTS AND RESTRICTIONS ON TRANSFER SET FORTH IN A CERTAIN SHAREHOLDER GOVERNANCE AGREEMENT DATED AS OF JUNE 19, 2000 RELATING TO THE COMPANY ISSUING THE SHARES REPRESENTED BY THIS CERTIFICATE, (THE "COMPANY"), COPIES OF WHICH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

        "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THESE SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, THE SECURITIES ACT."

               (ii) The certificates representing the Voting Shares held by each Shareholder or any Permitted Transferee (including any certificate issued in exchange thereof or in substitution therefor) shall also bear any legend required under any applicable state securities or "blue sky" laws.

               (iii) The Company may make a notation on its records or give instructions to any transfer agents or registrars for the Voting Shares in order to implement the restrictions on Transfer set forth in Article III.

               (iv) In connection with any Transfer of Voting Shares, the transferor shall provide the Company with such customary certificates, opinions and other documents as the Company may reasonably request to assure that such Transfer complies fully with applicable securities and other laws.

               (v) The Company shall not incur any liability for any delay in recognizing any Transfer of Voting Shares if the Company in good faith reasonably believes that such Transfer may have been or would be in violation in any material respect of the provisions of the Securities Act, applicable state securities or "blue sky" laws, or this Agreement.

               (vi) After such time as the legend described in this Section 10.10(b) is no longer required on any certificate or certificates representing the Voting Shares held by any Shareholder, upon the request of such Shareholder, the Company will cause such certificate or certificates to be exchanged for a certificate or certificates that do not bear such legend.

               SECTION 10.11. Actions of Shareholders. Each Shareholder agrees and acknowledges, with respect to the arrangements contemplated by this Agreement and matters related to the Company upon which the Shareholders are entitled to vote, such Shareholder is acting in concert with the other Shareholders.

               SECTION 10.12. Prohibited Transfers. If any Person enters into a gain recognition agreement pursuant to Treasury Regulation Section 1.367(a)-3(b) with respect to the Seagram shares transferred pursuant to the Merger Agreement and the Arrangement, neither Vivendi, Sofiee or any Affiliate or subsidiary thereof nor any transferee thereof (any of the foregoing, a "Vivendi Party") shall make, directly or indirectly, during the period ending on the earlier of
(i) the day after the close of the fifth full taxable year of such Person following the close of the taxable year of the Closing and (ii) the date on which such gain recognition agreement is terminated any "disposition" (or any "deemed disposition"), within the meaning of Treasury Regulation Section 1.367(a)-8 (the "Regulations"), in whole or in part of any of the stock or assets of Seagram that would cause such Person to recognize gain, in whole or in part, under the gain recognition agreement. Notwithstanding the foregoing, this
Section 10.12 shall not apply to any disposition or deemed disposition that is attributable, in whole or in part, to actions taken, or actions failed to be taken (including, without limitation, ceasing to be a U.S. citizen or resident, or failing to notify the Internal Revenue Service of a transaction, or failing to enter into a new gain recognition agreement), by such Person (or by an Affiliate, or party related to, such Person); provided, however, that where such disposition or deemed disposition also involves an action taken by a Vivendi Party (such as an actual transfer of the Seagram shares), the Vivendi Party shall timely notify such Person of such action. During the term of any gain recognition agreement described in this Section 10.12, the Vivendi Parties will timely provide the information necessary to allow such Person to file the Annual Certification required by Treasury Regulation Section 1.367(a)-8(b)(5).

               IN WITNESS WHEREOF, Vivendi, Sofiee and each Shareholder have duly executed this Shareholder Governance Agreement as of the date first written above.


                                  VIVENDI S.A.

                                  By: /s/ Jean-Marie Messier
                                      _____________________________________
                                      Name: Jean-Marie Messier
                                      Title: Chairman & Chief Executive Officer


                                  SOFIEE S.A.


                                  By: /s/ Jean-Marie Messier
                                      _____________________________________
                                      Name: Jean-Marie Messier
                                      Title: Authorized Signing Officer

                                  BRONFMAN ASSOCIATES


                                  By: /s/ Edgar M. Bronfman
                                      _____________________________________
                                      Name: Edgar M. Bronfman
                                      Title: Managing Partner

                                  C. BRONFMAN FAMILY TRUST


                                  By: /s/ Bruce I. Judelson
                                      _____________________________________
                                      Name: Bruce I. Judelson
                                      Title: Trustee

PBBT/EDGAR MILES BRONFMAN
FAMILY TRUST


By: /s/ Edgar M. Bronfman
   -------------------------------
   Name:  Edgar M. Bronfman
   Title: Trustee


By: /s/ John S. Weinberg
   -------------------------------
   Name:  John S. Weinberg
   Title: Trustee


By: /s/ Mathew Bronfman
   -------------------------------
   Name:  Mathew Bronfman
   Title: Trustee


By: /s/ Mildred Kalik
   -------------------------------
   Name:  Mildred Kalik
   Title: Trustee


CHARLES ROSNER BRONFMAN FAMILY TRUST


By: /s/ Stephen R. Bronfman
   -------------------------------
   Name:  Stephen R. Bronfman
   Title: Trustee


THE CHARLES BRONFMAN TRUST II


By: /s/ Jeffrey Scheine
   -------------------------------
   Name:  Jeffrey Scheine
   Title: Trustee

THE CLARIDGE FOUNDATION

By: /s/ Charles R. Bronfman
    -------------------------
    Name: Charles R. Bronfman
    Title: Member and Director


CRB ASSOCIATES,
LIMITED PARTNERSHIP



By: /s/ Jeffrey Scheine
    -------------------------
    Name: Jeffrey Schiene
    Title: Manager of Claridge Israel, LLC,
    A General Partner


CHARLES R. BRONFMAN
DISCRETIONARY TRUST


By: /s/ Bruce I. Judelson
    --------------------------
    Name: Bruce I. Judelson
    Title: Trustee


/s/  Edgar M. Bronfman
---------------------------
     EDGAR M. BRONFMAN

/s/ Charles R. Bronfman
   ----------------------------
    CHARLES R. BRONFMAN

/s/ Samuel Bronfman II
----------------------------
    SAMUEL BRONFMAN II

/s/ Edgar Bronfman, Jr.
----------------------------
EDGAR BRONFMAN, JR.

/s/ Matthew Bronfman
----------------------------
MATTHEW BRONFMAN

/s/ Ellen Bronfman Hauptman
----------------------------
ELLEN BRONFMAN HAUPTMAN

                           ADDRESSES FOR SIGNATORIES


For: Bronfman Associates, PBBT/Edgar Miles Bronfman, Edgar M. Bronfman, Samuel Bronfman II, Edgar Bronfman, Jr. and Matthew Bronfman

         c/o Edgar Bronfman, Jr.
         Joseph E. Seagram & Sons, Inc.
         375 Park Avenue
         New York, New York 10152
         Fax: (212)572-7825

For: C. Bronfman Family Trust, Charles Rosner Bronfman Family Trust, The Charles Bronfman Trust II, The Claridge Foundation, CRB Associates, Limited Partnership, Charles R. Bronfman Discretionary Trust, Charles
         R. Bronfman and Ellen Bronfman Hauptman

         c/o Samuel Minzberg
         President and Chief Executive Officer
         Claridge Inc.
         1170 Peel Street
         8th floor
         Montreal, Quebec
         Canada H3B 4P2
         Fax: (514)878-5296